Exhibit 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin M. Cameron, certify that:

     1. I have reviewed this annual report on Form 10-K of WebMD Corporation; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

     3. [Intentionally omitted]*

     4. [Intentionally omitted]*

     5. [Intentionally omitted]*

Date: April 30, 2005

/s/ Kevin M. Cameron
Kevin M. Cameron
Chief Executive Officer (Principal executive officer)

*	Paragraphs 3 through 5, omitted here, are included in Exhibit 31.1 to the Annual Report on Form 10-K filed by WebMD Corporation on March 16, 2005.